EXHIBIT 23(d)

                INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Arkansas Power & Light Company on Form S-3 of our reports dated February 11, 1994 appearing in the Annual Report on Form 10-K of Arkansas Power & Light Company for the year ended December 31, 1994, and to the references to us under the heading "Experts and Legality" in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
New Orleans, Louisiana
January 8, 1995